CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: June 12, 2008
(date of earliest event reported)

NEXIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

033-22128D	84-1062062
(Commission File Number)	(IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On May 29, 2008, the Company authorized the delivery to Sean Pasinsky of Twelve Thousand (12,000) shares of the Corporation’s series C Preferred Stock.  The issuance represents compensation for providing or obtaining promotional services for the benefit of the Company.  The transaction was handled as a private sale exempt from registration under Rule 506 of Regulation D and the Securities Act of 1993.

ITEM 8.01     Other Events

As of June 26, 2008 the total number of common shares issued and outstanding are 2,322,845,732.  Of that number 845,000,000 were issued as the result of Series C shares being converted into shares of common stock by holders of Series C shares for a period in excess of 12 months, these conversions have taken place within the past 45 days..

ITEM 9.01      Financial Statements and Exhibits
The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description

NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 26th day of June, 2008.

Nexia Holdings, Inc.

/s/ Richard Surber

Richard Surber, President